EXHIBIT 99.1

For Release 1:00 PM PDT
AUGUST 4, 2004

Western Wireless Corporation
3650 131st Ave. SE
Bellevue, WA 98006
(425) 586-8700

Western Wireless Announces Second Quarter 2004 Financial Results

     BELLEVUE, Wash. (August 4, 2004) – Western Wireless Corporation (NASDAQ: WWCA), a leading provider of wireless communications services to rural America, announced today its operating results for the quarter ended June 30, 2004.

     Western Wireless reported consolidated total revenues of $465.5 million, an increase of 30% over the second quarter of 2003. Consolidated net income for the quarter was $41.0 million, or $0.42 per diluted share. This compares to net income of $40.1 million, or $0.49 per diluted share, for the same quarter last year. Net income for the second quarter of 2003 included a non-operating gain on the sale of Western Wireless International’s Croatian joint venture of $40.5 million. Consolidated Adjusted EBITDA grew to $162.5 million for the quarter, a 56% increase from the same quarter last year.

     “Last week marked the 10th anniversary of Western Wireless, and after celebrating that important milestone with our employees, I am thrilled to report outstanding financial results for the second quarter of 2004,” said John W. Stanton, Chairman and Chief Executive Officer of Western Wireless Corporation. “From our humble beginnings a decade ago, Western Wireless has grown into a multi-national wireless services provider that today serves over 2.7 million customers around the world. Second quarter witnessed continued robust growth in revenues and Adjusted EBITDA, and is highlighted by net income of 42 cents per diluted share.”

     Second Quarter Highlights

➢	Consolidated net income was $41.0 million, or $0.42 per diluted share. This is an increase from net income of $40.1 million in the second quarter of 2003, or $0.49 per diluted share. The gain on the sale of the Croatian joint venture contributed $40.5 million to net income in the second quarter of 2003.

➢	Domestic Adjusted EBITDA increased to $114.6 million, an increase of 9% over the second quarter of 2003 (see attached schedule of Adjustments to Reconcile Net Income (Loss) to Adjusted EBITDA).

➢	Domestic net subscriber additions for the quarter were 10,900. Churn of 2.4% for the quarter remained flat compared to second quarter 2003 but increased from the first quarter of 2004.

➢	Western Wireless International’s Adjusted EBITDA reached a record $47.9 million for the quarter, up from an Adjusted EBITDA loss of $0.8 million in the second quarter of 2003.

➢	Net customer additions for Western Wireless International for the quarter were 107,400.

     Domestic Results

     Domestic results are highlighted by continued growth in revenues, Adjusted EBITDA and net income. Subscriber revenues increased to $198.7 million, an increase of 14% over the second quarter of 2003. Beginning with the third quarter of 2003, Western Wireless includes in subscriber revenue amounts collected from its customers for federal and state universal service fund (“USF”) assessments. The subsequent remittances to the USF are recorded in general and administrative costs. Monthly subscriber revenue per average subscriber for the quarter was $50.22, an increase of 6% over the second quarter of 2003. This amount includes $1.69 for USF collections.

     Roamer revenues for the second quarter were $53.8 million, a slight reduction from $54.7 million for the second quarter of 2003. Western Wireless continues to benefit from its ability to serve the national carriers, regardless of technology. As a result, minutes of use on Western Wireless’ network continue to grow, providing stability in revenue. Roamer minutes of use were up 16% over the second quarter of 2003.

     Adjusted EBITDA for the second quarter was $114.6 million, an increase of 9% over the same quarter last year. Net income and Adjusted EBITDA are not affected by the USF collections and remittances.

     Net subscriber additions were 10,900 for the second quarter. Subscriber growth was effected by an expected increase in average monthly churn to 2.4%. Total subscribers at the end of the quarter were 1,324,200.

     The average monthly cost of serving a subscriber (cost of service plus general and administrative expenses) was $24.31 per subscriber for the second quarter, an increase of 6.3% from the second quarter of 2003. However, this amount includes $1.68 attributable to the USF remittances. Cost per gross subscriber addition (or CPGA, determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the quarter) was $400 for the quarter. Western Wireless includes digital handset subsidies incurred in retaining existing subscribers in its subscriber acquisition costs. Retention costs for the quarter included in CPGA were $58.

     Capital expenditures for the quarter were $48.1 million. Western Wireless continued to add additional CDMA and GSM/GPRS coverage during the quarter. At the end of the quarter, more than 75% of the population in Western Wireless’ service area had access to CDMA services. In addition, Western Wireless has completed its GSM/GPRS overlay on over 490 sites and, due to traffic demand, will provide additional GSM/GPRS coverage by the end of the year. Over 90% of Western Wireless’ network minutes are digital.

     Domestic results for the quarter include a loss on extinguishment of debt of $16.3 million. Western Wireless completed the re-financing of its senior credit facility during the second quarter. The loss on extinguishment of debt reflects the write-off of deferred financing costs associated with the old credit facility and costs to retire certain interest rate derivatives. Domestic results also include other income of $10.6 million, which primarily reflects the change in market value during the quarter of Western Wireless’ various interest rate derivatives.

     International Results

     Total revenues for Western Wireless International’s (“WWI”) six consolidated businesses were $197.7 million for the quarter, an increase of 65% over the second quarter of 2003. This amount includes total revenues of $139.4 million from tele.ring, WWI’s Austrian subsidiary, which is up from $82.1 million for the second quarter of 2003, an increase of 70%.

     Adjusted EBITDA for the consolidated international operations for the quarter was $47.9 million, compared to an Adjusted EBITDA loss of $0.8 million for the second quarter of 2003. Adjusted EBITDA for tele.ring was $39.0 million for the second quarter. This compares to Adjusted EBITDA for tele.ring in the second quarter of 2003 of $1.8 million.

     Net post-paid and pre-paid customer additions for the consolidated international businesses totaled 107,400 for the quarter. Total customers at June 30, 2004 for the six consolidated businesses were 1,446,800. During the second quarter tele.ring added 49,900 mobile customers. At the end of the quarter, tele.ring had 776,700 mobile customers, of which 79% were post-paid subscribers. WWI’s Irish business, Meteor Mobile, added 22,900 customers during the quarter and ended the quarter with 222,100 customers. Virtually all of Meteor’s customers are pre-paid. WWI also had 140,900 fixed line customers, primarily in its tele.ring operations in Austria.

     Conference Call

     On August 4, 2004 at 2:00 p.m. PDT, Western Wireless will host a conference call to discuss second quarter results. The dial-up number for the call is 888/396-9185. The access code is the phrase “Western Wireless”. A separate dial-up replay number will be available beginning at 4:00 p.m. PDT on August 4, 2004 until midnight PDT on Saturday, August 14, 2004. The replay number is 866/400-9639 and the access code is

     5703. Investors can also access the live conference call and the conference call replay, as well as view this press release, through the investor relations link on the Western Wireless website at www.wwireless.com.

     About Western Wireless Corporation

     Western Wireless Corporation, located in Bellevue, Washington, serves over 1.3 million subscribers in 19 western states under the Cellular One® and Western Wireless® brand names. Through its subsidiaries and operating joint ventures, Western Wireless is licensed to offer service in eight foreign countries.

     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These factors include general economic and business conditions nationally, internationally and in the regions and countries in which we operate; demographic changes; technology changes; increased competition; changes in business strategy or development plans; our high leverage and our ability to access capital markets; our ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; our ability and the cost of acquiring additional spectrum licenses; and product liability and other claims asserted against us. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

For further information contact:
Investment Community:	Media:
Steve Winslow	John Snyder
Western Wireless Corporation	Snyder Investor Relations
(800) 261-5960	(206) 262-0291
steve.winslow@wwireless.com	jsnyder@snyderir.com

WESTERN WIRELESS CORPORATION
Condensed Consolidating Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30, 2004			Three months ended June 30, 2003
	Domestic	International	Consolidated	Domestic	International	Consolidated
Revenues:
Subscriber revenues	$198,663	$169,323	$367,986	$173,886	$90,017	$263,903
Roamer revenues	53,758	9,058	62,816	54,704	9,486	64,190
Fixed line revenues		11,197	11,197		14,640	14,640
Equipment sales	14,873	5,006	19,879	10,648	2,585	13,233
Other revenues	471	3,143	3,614	539	2,727	3,266

Total revenues	267,765	197,727	465,492	239,777	119,455	359,232

Operating expenses:
Cost of service (exclusive of depreciation and accretion included below)	45,659	79,824	125,483	43,344	61,502	104,846
Cost of equipment sales	25,668	17,676	43,344	22,231	14,893	37,124
General and administrative	50,506	23,665	74,171	40,575	21,636	62,211
Sales and marketing	31,284	28,685	59,969	28,583	22,268	50,851
Depreciation, amortization and accretion	41,526	20,779	62,305	54,587	17,023	71,610
Stock-based compensation, net		4,773	4,773

Total operating expenses	194,643	175,402	370,045	189,320	137,322	326,642

Other income (expense):
Interest and financing expense, net	(18,502)	(17,038)	(35,540)	(22,252)	(15,187)	(37,439)
Loss on extinguishment of debt	(16,260)		(16,260)
Equity in net income (loss) of unconsolidated affiliates, net of tax	(30)	1,726	1,696	(170)	1,872	1,702
Gain (loss) on sale of Croatian joint venture				(1,574)	42,093	40,519
Other, net	10,611	(1,156)	9,455	2,509	5,293	7,802

Total other income (expense)	(24,181)	(16,468)	(40,649)	(21,487)	34,071	12,584

Minority interests in net (income) loss of consolidated subsidiaries		(2,116)	(2,116)		1,651	1,651

Income before provision for income taxes	48,941	3,741	52,682	28,970	17,855	46,825
Provision for income taxes	(7,673)	(4,027)	(11,700)	(6,036)	(709)	(6,745)

Net income (loss)	$41,268	$(286)	$40,982	$22,934	$17,146	$40,080

Basic income per share			$0.45			$0.51

Diluted income per share			$0.42			$0.49

Adjusted EBITDA (1)	$114,648	$47,877	$162,525	$105,044	$(844)	$104,200

(1)	See “Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA”

WESTERN WIRELESS CORPORATION
Condensed Consolidating Statements of Operations
(Dollars in thousands, except per share data
(Unaudited)

	Six months ended June 30, 2004			Six months ended June 30, 2003
	Domestic	International	Consolidated	Domestic	International	Consolidated
Revenues:
Subscriber revenues	$385,339	$331,136	$716,475	$336,253	$160,974	$497,227
Roamer revenues	101,795	24,702	126,497	102,883	23,385	126,268
Fixed line revenues		24,080	24,080		29,691	29,691
Equipment sales	29,085	11,325	40,410	20,464	5,812	26,276
Other revenues	972	6,002	6,974	1,654	5,290	6,944

Total revenues	517,191	397,245	914,436	461,254	225,152	686,406

Operating expenses:
Cost of service (exclusive of depreciation and accretion included below)	88,646	158,211	246,857	82,729	116,752	199,481
Cost of equipment sales	48,457	42,551	91,008	41,129	28,656	69,785
General and administrative	97,506	50,445	147,951	79,552	40,764	120,316
Sales and marketing	63,176	60,428	123,604	54,952	43,363	98,315
Depreciation, amortization and accretion	81,122	39,902	121,024	104,749	32,674	137,423
Asset dispositions				7,640		7,640
Stock-based compensation, net		6,520	6,520

Total operating expenses	378,907	358,057	736,964	370,751	262,209	632,960

Other income (expense):
Interest and financing expense, net	(38,402)	(31,394)	(69,796)	(46,032)	(29,886)	(75,918)
Loss on extinguishment of debt	(16,260)		(16,260)
Equity in net income (loss) of unconsolidated affiliates, net of tax	(61)	2,993	2,932	(339)	984	645
Gain (loss) on sale of Croatian joint venture				(1,574)	42,093	40,519
Other, net	4,428	(1,775)	2,653	4,691	2,087	6,778

Total other income (expense)	(50,295)	(30,176)	(80,471)	(43,254)	15,278	(27,976)

Minority interests in net (income) loss of consolidated subsidiaries		(4,577)	(4,577)		4,043	4,043

Income (loss) before provision for income taxes and cumulative change in accounting principle	87,989	4,435	92,424	47,249	(17,736)	29,513
Provision for income taxes	(13,724)	(6,275)	(19,999)	(9,845)	(1,390)	(11,235)

Income (loss) before cumulative change in accounting principle	74,265	(1,840)	72,425	37,404	(19,126)	18,278
Cumulative change in accounting principle				(1,189)	(1,042)	(2,231)

Net income (loss)	$74,265	$(1,840)	$72,425	$36,215	$(20,168)	$16,047

Basic income per share:
Before cumulative change in accounting principle			$0.79			$0.23
Cumulative change in accounting principle						(0.03)

Basic income per share			$0.79			$0.20

Diluted income per share:
Before cumulative change in accounting principle			$0.74			$0.23
Cumulative change in accounting principle						(0.03)

Diluted income per share			$0.74			$0.20

Adjusted EBITDA (1)	$219,406	$85,610	$305,016	$202,892	$(4,383)	$198,509

(1)	See “Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA”

WESTERN WIRELESS CORPORATION
Adjustments to Reconcile Net Income (Loss) to Adjusted EBITDA
(dollars in thousands)

	Three months ended June 30, 2004
	Domestic	Austrian	All Other
	Operations	Operations	International	Consolidated
Net income (loss)	$41,268	$30,912	$(31,198)	$40,982
Depreciation, amortization and accretion	41,526	4,502	16,277	62,305
Asset dispositions
Stock-based compensation, net		81	4,692	4,773
Interest and financing expense, net	18,502	2,477	14,561	35,540
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(10,581)	1,065	(1,635)	(11,151)
(Gain) loss on sale of joint venture
Loss on extinguishment of debt	16,260			16,260
Minority interests in net (income) loss of consolidated subsidiaries			2,116	2,116
Provision for income taxes	7,673	1	4,026	11,700
Discontinued operations
Cumulative change in accounting principle

Adjusted EBITDA (1)	$114,648	$39,038	$8,839	$162,525

	Three months ended June 30, 2003
	Domestic	Austrian	All Other
	Operations	Operations	International	Consolidated
Net income (loss)	$22,934	$(4,373)	$21,519	$40,080
Depreciation, amortization and accretion	54,587	2,586	14,437	71,610
Asset dispositions
Stock-based compensation, net
Interest and financing expense, net	22,252	2,797	12,390	37,439
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(2,339)	805	(7,970)	(9,504)
(Gain) loss on sale of joint venture	1,574		(42,093)	(40,519)
Loss on extinguishment of debt
Minority interests in net (income) loss of consolidated subsidiaries			(1,651)	(1,651)
Provision for income taxes	6,036	(5)	714	6,745
Discontinued operations
Cumulative change in accounting principle

Adjusted EBITDA (1)	$105,044	$1,810	$(2,654)	$104,200

WESTERN WIRELESS CORPORATION
Adjustments to Reconcile Net Income (Loss) to Adjusted EBITDA
(dollars in thousands)

	Six months ended June 30, 2004
	Domestic	Austrian	All Other
	Operations	Operations	International	Consolidated
Net income (loss)	$74,265	$58,937	$(60,777)	$72,425
Depreciation, amortization and accretion	81,122	8,471	31,431	121,024
Asset dispositions
Stock-based compensation, net		228	6,292	6,520
Interest and financing expense, net	38,402	5,127	26,267	69,796
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(4,367)	2,104	(3,322)	(5,585)
(Gain) loss on sale of joint venture
Loss on extinguishment of debt	16,260			16,260
Minority interests in net (income) loss of consolidated subsidiaries			4,577	4,577
Provision for income taxes	13,724	2	6,273	19,999
Discontinued operations
Cumulative change in accounting principle

Adjusted EBITDA (1)	$219,406	$74,869	$10,741	$305,016

	Six months ended June 30, 2003
	Domestic	Austrian	All Other
	Operations	Operations	International	Consolidated
Net income (loss)	$36,215	$(8,095)	$(12,073)	$16,047
Depreciation, amortization and accretion	104,749	4,962	27,712	137,423
Asset dispositions	7,640			7,640
Stock-based compensation, net
Interest and financing expense, net	46,032	5,306	24,580	75,918
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(4,352)	1,981	(5,052)	(7,423)
(Gain) loss on sale of joint venture	1,574		(42,093)	(40,519)
Loss on extinguishment of debt			(4,043)	(4,043)
Minority interests in net (income) loss of consolidated subsidiaries
Provision for income taxes	9,845	(4)	1,394	11,235
Discontinued operations
Cumulative change in accounting principle	1,189	770	272	2,231

Adjusted EBITDA (1)	$202,892	$4,920	$(9,303)	$198,509

(1)	EBITDA is a non-GAAP financial measure generally defined as net income (loss) before interest, taxes, depreciation and amortization. We use the non-GAAP financial measure “Adjusted EBITDA” which further excludes the following items: (i) accretion; (ii) asset dispositions; (iii) stock-based compensation, net; (iv) equity in net (income) loss of unconsolidated affiliates, net of tax and other, net; (v) (gain) loss on sale of joint venture; (vi) loss on extinguishment of debt; (vii) minority interests in net (income) loss of consolidated subsidiaries; (viii) discontinued operations; and (ix) cumulative change in accounting principle. Each of these items is presented in our Condensed Consolidating Statements of Operations.

Other companies in the wireless industry may define Adjusted EBITDA in a different manner or present other varying financial measures and accordingly, the Company’s presentation may not be comparable to other similarly titled measures of other companies. The Company’s calculation of Adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or EBITDA.

The Company views Adjusted EBITDA as an operating performance measure and as such, believes that the GAAP financial measure most directly comparable to Adjusted EBITDA is net income (loss). The Company has presented Adjusted EBITDA because this financial measure, in combination with other financial measures, is an integral part of the Company’s internal reporting system utilized by management to assess and evaluate the performance of its business. Adjusted EBITDA is also considered a significant performance measure. It is used by management as a measurement of the Company’s success in obtaining, retaining and servicing customers by reflecting the Company’s ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. The components of Adjusted EBITDA include the key revenue and expense items for which the Company’s operating managers are responsible and upon which the Company evaluates their performance.

Adjusted EBITDA is consistent with certain financial measures used in the Company’s domestic credit facility and the indenture for its senior notes. Such financial measures are key components of several negative covenants including, among others, the limitation on incurrence of indebtedness, the limitations on investments and acquisitions and the limitation on distributions and dividends.

Adjusted EBITDA should not be construed as an alternative to net income (loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. The Company believes Adjusted EBITDA is useful to investors as a means to evaluate the Company’s operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense, and certain other non-cash charges. Although Adjusted EBITDA may be defined differently by other companies in the wireless industry, the Company believes that Adjusted EBITDA provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

WESTERN WIRELESS CORPORATION
Adjustments to Reconcile Net Cash Provided By Operating Activities to Free Cash Flow
(dollars in thousands)

	Three months ended June 30, 2004			Three months ended June 30, 2003
	Domestic	International	Consolidated	Domestic	International	Consolidated
Net cash provided by operating activities	$76,643	$45,811	$122,454	$55,599	$12,285	$67,884
Purchase of property and equipment	(48,126)	(26,870)	(74,996)	(33,700)	(14,391)	(48,091)
Interest and financing expense, net	18,502	17,038	35,540	22,252	15,187	37,439
Non-cash interest		(3,322)	(3,322)		(2,886)	(2,886)
Interest allocation	12,373	(12,373)		10,490	(10,490)
Changes in operating assets and liabilities	6,664	(2,191)	4,473	17,438	(15,264)	2,174
Cash paid and payable for taxes	1,302	4,027	5,329		709	709
Other, net	(836)	(1,113)	(1,949)	(735)	(385)	(1,120)

Free cash flow (1)	$66,522	$21,007	$87,529	$71,344	$(15,235)	$56,109

Net cash provided by (used in) investing activities			$(120,945)			$18,073

Net cash provided by financing activities			$17,319			$87,143

	Six months ended June 30, 2004			Six months ended June 30, 2003
	Domestic	International	Consolidated	Domestic	International	Consolidated
Net cash provided by operating activities	$151,839	$64,688	$216,527	$126,508	$11,819	$138,327
Purchase of property and equipment	(94,716)	(42,311)	(137,027)	(64,305)	(35,534)	(99,839)
Interest and financing expense, net	38,402	31,394	69,796	46,032	29,886	75,918
Non-cash interest		(6,187)	(6,187)		(5,384)	(5,384)
Interest allocation	23,672	(23,672)		20,937	(20,937)
Changes in operating assets and liabilities	6,531	14,753	21,284	11,110	(17,585)	(6,475)
Cash paid and payable for taxes	1,302	6,275	7,577		1,390	1,390
Other, net	(2,340)	(1,641)	(3,981)	(1,695)	(3,572)	(5,267)

Free cash flow (1)	$124,690	$43,299	$167,989	$138,587	$(39,917)	$98,670

Net cash used in investing activities			$(217,646)			$(35,006)

Net cash provided by financing activities			$14,736			$83,981

(1)	Free cash flow is a non-GAAP financial measure which the Company defines as net cash provided by operating activities; (i) less purchase of property and equipment and non-cash interest; (ii) adding back interest and financing expense, net; and (iii) adjusting for changes in operating assets and liabilities, cash paid and payable for taxes, interest allocation and other, net.

The Company views free cash flow as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to free cash flow is net cash provided by (used in) operating activities. The Company has presented free cash flow because this financial measure, in combination with other financial measures, is an integral part of the Company’s internal reporting system. The Company believes the ability of a company in the wireless industry to generate positive free cash flow has a positive impact on shareholder value. Free cash flow provides an important measurement of the cash generated by the Company after capital reinvestment in its business and is an indicator of the Company’s ability to service its long-term debt and other corporate cash requirements.

Free cash flow should not be construed as an alternative to net income (loss), as determined in accordance with GAAP or as an alternative to net cash provided by (used in) operating activities, as determined in accordance with GAAP. The Company believes free cash flow is useful to investors as a means to evaluate the cash-generating capabilities of the Company, as recurring capital expenditures are required in the wireless industry to sustain its subscriber base and revenue growth. Further, the Company considers trends in free cash flow when making decisions regarding the allocation of financial resources.

WESTERN WIRELESS CORPORATION
Selected Domestic Operating Statistics

	As of and for the
	Three months ended June 30,
	2004	2003
Licensed Population(1)	11,149,000	10,582,000
Subscribers	1,324,200	1,231,200
Average monthly subscriber revenue(2)	$50.22	$47.37
Average monthly service revenue(3)	$63.92	$62.41
Average monthly cost of serving a subscriber:(4)
- per subscriber	$24.31	$22.86
- per minute of use	$0.039	$0.043
Cost per gross subscriber addition(5)	$400	$395
Churn	2.4%	2.4%
Subscriber minutes of use	543	454
Capital expenditures (000’s)	$48,126	$33,700

(1)	Population is estimated based upon 2003 Claritas, Inc. estimates and is adjusted by Western Wireless by applying Claritas’s positive and negative growth factors.

(2)	Average monthly subscriber revenue is determined by dividing subscriber revenue for the period by average subscribers for the period (the sum of beginning subscribers and ending subscribers, divided by two), and dividing that result by the number of months in the period.

(3)	Average monthly service revenue is determined by dividing service revenues for the period by average subscribers for the period and dividing that result by the number of months in the period. Service revenues include subscriber, roamer and other revenues.

(4)	Average monthly cost of serving a subscriber is determined by dividing total service costs (cost of service plus general and administrative expense) by average subscribers for the period, and dividing that result by the number of months in the period.

(5)	Cost per gross subscriber addition is determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the period.